   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1997



                                                      REGISTRATION NO. 333-40401

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                   AMENDMENT


                                    NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       EOP OPERATING LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its governing instrument)

      DELAWARE                 6798                36-4156801
      (State of          (Primary Standard      (I.R.S. Employer
    Organization)           Industrial           Identification
                        Classification Code          Number)
                              Number)

                         EQUITY OFFICE PROPERTIES TRUST
      (Exact name of registrant as specified in its governing instrument)

      MARYLAND                 6798                36-4151656
      (State of          (Primary Standard      (I.R.S. Employer
     Organization)          Industrial           Identification
                        Classification Code          Number)
                              Number)

                         ------------------------------

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)

                               STANLEY M. STEVENS
                              CHIEF LEGAL COUNSEL
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)

                         ------------------------------

                                   Copies to:

                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                             GILBERT G. MENNA, P.C.
                               KATHRYN I. MURTAGH
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     Explanatory Note: This Amendment No. 1 is only to file Exhibits 8.1, 8.2,
23.4 and 23.5.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 18, 1997.


                                          EOP Operating Limited Partnership

                                          By: Equity Office Properties Trust,
                                            as Managing General Partner

                                              By: /s/ TIMOTHY H. CALLAHAN
                                               ---------------------------------
                                                      Timothy H. Callahan
                                                 President and Chief Executive
                                                             Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 18th day of November, 1997.



                     SIGNATURE                                            TITLE
                     ---------                                            -----

              /s/ TIMOTHY H. CALLAHAN                President, Chief Executive Officer and Trustee
---------------------------------------------------
                Timothy H. Callahan

                         *                           Chief Financial Officer (principal financial
---------------------------------------------------  officer and principal accounting officer)
                  Richard Kincaid

                         *                           Chairman of the Board of Trustees
---------------------------------------------------
                    Samuel Zell

                         *                           Trustee
---------------------------------------------------
                Sheli Z. Rosenberg

                                                     Trustee
---------------------------------------------------
                Thomas E. Dobrowski

                         *                           Trustee
---------------------------------------------------
               James D. Harper, Jr.

                                                     Trustee
---------------------------------------------------
                  Peter Linneman

                                                     Trustee
---------------------------------------------------
                Jerry M. Reinsdorf

                         *                           Trustee
---------------------------------------------------
                William M. Goodyear

                         *                           Trustee
---------------------------------------------------
                  David K. McKown

             */s/ TIMOTHY H. CALLAHAN
---------------------------------------------------
              By: Timothy H. Callahan
               As: Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 18, 1997.


                                          Equity Office Properties Trust

                                          By:    /s/ TIMOTHY H. CALLAHAN
                                            ------------------------------------
                                                    Timothy H. Callahan
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 18th day of November, 1997.



                     SIGNATURE                                            TITLE
                     ---------                                            -----

              /s/ TIMOTHY H. CALLAHAN                President, Chief Executive Officer and Trustee
---------------------------------------------------
                Timothy H. Callahan

                         *                           Chief Financial Officer (principal financial
---------------------------------------------------  officer and principal accounting officer)
                  Richard Kincaid

                         *                           Chairman of the Board of Trustees
---------------------------------------------------
                    Samuel Zell

                         *                           Trustee
---------------------------------------------------
                Sheli Z. Rosenberg

                                                     Trustee
---------------------------------------------------
                Thomas E. Dobrowski

                         *                           Trustee
---------------------------------------------------
               James D. Harper, Jr.

                                                     Trustee
---------------------------------------------------
                  Peter Linneman

                                                     Trustee
---------------------------------------------------
                Jerry M. Reinsdorf

                         *                           Trustee
---------------------------------------------------
                William M. Goodyear

                         *                           Trustee
---------------------------------------------------
                  David K. McKown

             */s/ TIMOTHY H. CALLAHAN
---------------------------------------------------
              By: Timothy H. Callahan
               As: Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION OF EXHIBIT                       PAGE NO.
-----------                           ----------------------                       --------
    3.1*      --   Amended and Restated Declaration of Trust of EOP
    3.2+      --   Bylaws of EOP
    3.3+      --   Form of Articles Supplementary for the 8.98% Series A
                   Cumulative Redeemable Preferred Shares of Beneficial
                   Interest of EOP
    5.1+      --   Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered
    8.1       --   Opinion of Hogan & Hartson L.L.P. regarding certain tax
                   matters
    8.2       --   Opinion of Goodwin, Procter & Hoar LLP regarding certain
                   federal income tax matters
    9.1+      --   EOP Voting Agreement
    9.2+      --   Beacon Voting Agreement
   10.1*      --   Form of Agreement of Limited Partnership of EOP Partnership
   10.2*      --   Form of Registration Rights Agreement between EOP and the
                   persons named therein
   10.3*      --   1997 Shares Option and Share Award Plan
   10.4*      --   1997 Non-Qualified Employee Share Purchase Plan
   10.5*      --   Noncompetition Agreement between EOP and Samuel Zell
   10.6*      --   Contribution Agreement
   10.7+      --   Stock Purchase Agreement, dated as of September 14, 1997,
                   between certain holders of voting stock of Beacon Property
                   Management Corporation and Equity Office Properties
                   Management Corp.
   10.8+      --   Stock Purchase Agreement, dated as of September 14, 1997,
                   between certain holders of voting stock of Beacon Design
                   Corporation and Equity Office Properties Management Corp.
   10.9+      --   Stock Purchase Agreement, dated as of September 14, 1997,
                   between certain holders of voting stock of Beacon
                   Construction Company, Inc. and Equity Office Properties
                   Management Corp.
   21.1*      --   List of Subsidiaries
   23.1+      --   Consent of Hogan & Hartson L.L.P. (included as part of
                   Exhibit 5.1)
   23.2+      --   Consent of Ernst & Young LLP
   23.3+      --   Consent of Coopers Lybrand L.L.P.
   23.4       --   Consent of Hogan & Hartson L.L.P. (included as part of
                   Exhibit 8.1)
   23.5       --   Consent of Goodwin, Procter & Hoar LLP (included as part of
                   Exhibit 8.2)
   23.6+      --   Consent of Morgan Stanley Realty Incorporated
   24.1+      --   Power of Attorney (included in the Signature Pages at pages
                   II-4 and II-5)
   27.1+      --   Financial Data Schedule
   99.1+      --   Form of Proxy for Beacon Unitholders
   99.2+      --   Form of Letter to Beacon Unitholders
   99.3+      --   Form of Notice to Beacon Unitholders
   99.4+      --   Consent of Alan M. Leventhal to be Named as a Trustee
   99.5+      --   Consent of Edwin N. Sidman to be Named as a Trustee


-------------------------
* Included as an exhibit to Form S-11 Registration Statement of Equity Office Properties Trust, File No. 333-26629, and incorporated herein by reference.


+ Previously filed.